EXHIBIT 11

                       MEDIQ INCORPORATED AND SUBSIDIARIES

              Computation of Net Income Per Common Share
                (in thousands except per share amounts)


                                                        Year Ended September 30,
                                                     ------------------------------

                                                     1995         1994         1993
                                                     ----         ----         ----

Computation of Primary Earnings Per Share:
     Net Income (Loss)                              $ (4,947)     $ (7,318)     $  3,296
                                                    ========      ========      ========

Weighted Average Number of Primary Shares:
          Beginning Balance                           24,174        24,034        23,766
          Assumed Conversion of Options                  430           371           600
                                                    --------      --------      --------

               Total                                  24,604        24,405        24,366
                                                    ========      ========      ========

Primary Earnings (Loss) Per Share                   $   (.20)      $   (.30)     $    .14
                                                    ========      ========      ========


Computation of Fully Diluted Earnings Per Share:
     Net Income (Loss)                              $ (4,947)     $ (7,318)        3,296
     Interest and Amortization on Convertible
      Subordinated Debentures - Net of Tax             2,317         2,317         2,762
                                                    --------      --------      --------
          Total                                     $ (2,630)     $ (5,001)     $  6,058
                                                    ========      ========      ========


Weighted Average Number of Fully Diluted Shares:
     Beginning Balance                                24,174        24,034        23,766
     Assumed Conversion of Options                       445           371           631
     Assumed Conversion of Debentures                  6,897         6,897         6,380
                                                    --------      --------      --------

          Total                                       31,516        31,302        30,777
                                                    ========      ========      ========


Fully Diluted Earnings (Loss) Per Share             $   (.08)     $   (.16)         $.20
                                                    ========      ========      ========